Exhibit 10.17
NON-DISCLOSURE, NON-COMPETITION, ARBITRATION & EMPLOYMENT AGREEMENT
     In consideration of employment with Global Employment Solutions, located at 215 Union, Lakewood, Colorado 80228, and it’s wholly owned subsidiary, Southeastern Companies, Inc., located at 225 W. Busch Boulevard, Tampa, Florida, 33612 (hereinafter individually and/or collectively referred to as “Employer”), and Robert Larkin (herein after referred to as “Employee”) hereby covenant and agree as follows:
     1. Employment. Employer hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions contained herein.
     2. Compensation. For the services rendered by the Employee to Employer, Employer shall pay the Employee a salary of $200,000 per year.
          2.1 Consulting fee for March 2001: Employer agrees to pay the employee $16,667.00 for services rendered to Southeastern during this period. This provision supersedes any prior representation or agreements whether written or oral with respect to services rendered as a consultant and is the agreement to conclude services rendered as a Consultant to Global Employment Solutions through 3/31/01.
          2.2 Bonus: In addition, Employer agrees to a bonus for 2001. This plan will be prorated and based on year-end results associated with Southeastern’s business plan, specifically EBITDA results from 4/2/01 through 12/31/01 — Annual equivalent of $40,000.00. This bonus is earned by maintaining EBITDA goals now in place (which is $2,015,329.00). At 100% to goal, prorated payout equals $30,000.00. Employee will also qualify for an additional bonus opportunity of 6% of EBITDA results that exceed $2,015,329.00. Employer agrees to exclude any impact associated with Homestead (a customer of the Employer) to EBITDA results for 2001.
          2.3 Paid time off: You will be entitled to the Company’s standard benefits for sick and personal time and paid holidays.
          2.4 Relocation: Employer will reimburse relocation expenses up to $15,000.00. Reimbursements will be limited to expenses associated with moving employee’s residence from Texas to the Tampa Bay Florida area and reimbursement for commissions associated the sales of employee’s home in Texas. Employer will also pay Employee a relocation bonus of $1,000.00. This amount is subject to all applicable taxes and will be paid at a time that coincides with employee’s physical relocation from Texas to Florida. In addition, Employer will reimburse employee for expenses while commuting from Texas to Tampa Bay Florida, on a bi-weekly basis. This includes biweekly air travel for employee’s spouse on the alternating weekend. In the event employee voluntarily terminates his employment with employer prior to the completion of one year of service, employee agrees to reimburse Global Employment Solutions for all expenses paid to him under this provision (2.4 Relocation).

/s/ Howard Brill

     3. Termination of Employment. Employment shall commence on April 2, 2001, a and shall continue for an indefinite time until terminated by either party, for any reason, with or without notice or cause.
          3.1 Employment Period shall terminate on the earlier to occur (i) the date of Employee’s death (ii) Disability; disability defined as 90 days or more of approved leave whether paid or unpaid (iii) termination for cause (iv) termination without cause.
          3.2 Except as expressly set forth in (4.) all compensation and other benefits shall cease to accrue upon termination of the Employment Period.
          3.3 CAUSE: For purposes of this agreement, “cause” shall mean: (i) embezzlement, theft or other misappropriation of any material property of the Employer or any subsidiary, (ii) gross or willful misconduct or negligent conduct resulting in a material loss to the Employer or any subsidiary or material damage to the reputation of the Employer or any subsidiary, (iii) an act involving moral terpitude which if the subject of a criminal proceeding could reasonably result in a conviction for a felony involving moral terpitude, fraud, or misrepresentation, (iv) continuing neglect of his assigned duties to the Employer or any subsidiary after receipt of a notice generally describing the neglect and after a 30 day time period following such notice has elapsed without cure, (v) material breach of his fiduciary obligations to the Employer or any subsidiary, (vi) material breach of any provision of this agreement provided that to the extent such breach is capable of being cured to Employer’s satisfaction, “cause” shall mean a continued breach of any provisions of this Agreement after the Employee’s receipt of a notice of such breach and the passage of 30 days after such notice or (vii) any chemical dependence which materially affects the performance of his duties and responsibilities to the Employer or any subsidiary.
     4. Severance: You will be entitled to 6 months severance (base compensation only) if you are subject to termination without cause in 2001. You will be entitled to 9 months severance (base compensation only) if you are subject to termination without cause in 2002. You will be entitled to 12 months severance (base compensation only) if you are subject to termination without cause in 2003. You will also qualify for one additional provision as of your date of hire; upon change of control you will qualify for 12 months severance (base compensation only). if the company is acquired (or as a result of a liquidity event) and you are not employed in the same capacity or better (in terms of responsibilities or compensation). These provisions are mutually exclusive and are tied to the event as described above. Further any severance paid under this provision will occur as a part of the employer’s normal payroll pay practices and be paid biweekly. Payment made under (4.) will end when employee secures employment prior to the conclusion of the severance period.
     5. Duties and Extent of Services. The Employee is engaged as President for Employer’s Southeastern division on a Full-time Time basis. The precise services of the Employee may be extended or curtailed, from time to time, at the sole discretion of Employer in the role of President of the Southeastern Division. The Employee shall devote the Employee’s working time, attention and energies to the business of Employer, and shall

/s/ Howard Brill

assume and perform such further responsibilities and duties as may be assigned to the Employee from time to time by Employer.
     6. Avoidance of Conflict of Interest. While employed by Employer, the Employee shall not engage in any other business activity which conflicts with Employee’s duties to Employer, except those that may be required contractually by virtue of Employee’s minority ownership shares in 1 other Professional Employer Organization, specifically TLCL (Transport Labor Contract Leasing Inc.) or its successors. Under no circumstances will the Employee work for any competitor while in the employ of Employer or have any financial interest in any competitor of Employer other than the Professional Employer Organization listed in 6. Further this Agreement does not prohibit investment of a reasonable part of Employee’s assets in the stock or securities of any competitor whose stock or securities are publicly traded on a United States exchange.
     7. Confidentiality
          7.1 For the purposes of this Agreement, “Trade Secret” shall mean the whole or any portion or phase of Employer’s business plan, operation plans, technical information, design, process, procedure, formula, improvement, confidential business or financial information, listing of names, addresses, or telephone numbers, or other information relating to any business or profession which is secret and of value, except that knowledge of the PEO industry which employee possessed prior to 12-15-00, and was not known or understood by employee. “Confidential Information” shall mean any data or information, other than trade secrets, that is material, competitively sensitive, and not generally known to the public, including training manuals, product development plans, marketing strategies and internal performance statistics, except that knowledge of the PEO industry which employee possessed prior to 12-15-00.
          7.2 Employee recognizes and acknowledges that the business design functionality (except that knowledge of the PEO industry which employee possessed prior to 12-15-00) and business operation of the systems and software which Employer owns, plans or develops, or acquires from third parties, whether for its own use or for use by its customers, are confidential in nature and shall be deemed to the Trade Secrets or Confidential Information, proprietary to and the property of the Employer. Employee further recognizes and acknowledges that in order to enable Employer to perform services for its customers, such customers may furnish to Employer Trade Secrets or Confidential Information concerning their business affairs, property, methods of operation or other data and that the good will afforded to Employer depends upon, among other things, Employer and the Employees keeping such services and information confidential.
          7.3 Employee shall not use or disclose any Trade Secrets or Confidential Information of Employer or its customers during the term of Employee’s employment and thereafter, whether or not the Trade Secrets or Confidential Information are written or in tangible form, except as required to perform duties for Employer. Employee shall take all necessary precautions against disclosure of such information to third parties during and after the term of this Agreement.
          7.4 Employee shall keep in strictest confidence, both during the Employee’s employment and subsequent to termination of employment, and shall not, during the period of employment or thereafter, disclose or divulge to any person, firm or

/s/ Howard Brill

corporation, or use directly or indirectly, for the Employee’s own benefit or the benefit of others, any Trade Secret or Confidential Information including, without limitation, information as to sources of, and arrangements for, Employer’s business plan(s) use of hardware or software supplied in any way to Employer or customers of Employer, submission and proposal procedures of Employer, customers or contact lists. Employer shall assume that this provision applies to employee as of 12-15-00 forward.
          7.5 Upon the request of Employer and, upon the termination of employment, the Employee shall return to and leave with the Employer all computer programs, documentation, memoranda, notes, records, drawings, manuals, flow sheets or other documents pertaining to Employer’s business or Employee’s employment (including all copies thereof). The Employee will also leave with Employer all other materials involving or containing any Trade Secrets or Confidential Information of Employer or Employer’s customers.
     8. Restrictions on Competition
          8.1 Employee agrees and covenants that because of the confidential and sensitive nature and any Confidential Information, and because the use of, or even the appearance of the use of, Confidential Information in certain circumstances may cause irreparable damage to Employer and its reputation, or to customers of Employer, Employee shall not, until the expiration of one year after the termination of the employment relationship between Employer and Employee, use such information with, directly or indirectly, or through, any corporations or associates in any Prohibited Business. For purposes of this Agreement, “Prohibited Business” means persons, companies, firms, partnerships, corporations, limited liability companies, and any other entities involved directly or indirectly in the Employer’s industry, which provides PEO services, temporary employment services, search firm services (both contingent and retained). Specific examples of entities that conduct business in the Prohibited Business are set forth on Exhibit A attached hereto as such may be amended in writing from time to time and at any time by the Employer (as amended, “Exhibit A”).
          8.2 During, or for twelve full calendar months after the termination of employment with Employer, Employee will not knowingly solicit, entice or persuade any other Employee of Employer or Employer’s customers to leave the services of Employer for any reason.
          8.3 Restrictions on Competition associated with termination without cause will be subject to 4 and end when employee secures employment.
     9. Indemnification. Employee agrees to defend, indemnify and hold harmless Global Employment Solutions, Southeastern division and its directors, officers, other employees, affiliates, sublicensees, and agents from and against all claims, defense costs (including reasonable expert’s and attorney’s fees), judgements and other expenses arising out of or on account of:
          9.1 Non-compete agreement currently in force between you and TLCL (Transport Labor Contract Leasing Inc.) or it’s successors.

/s/ Howard Brill

     10. Ownership. Employee acknowledges that all developments relating to the business of the employer, made and works created by Employee or under Employee’s direction in connection with Employer’s assignments or in connection with the assignments of other Employees of Employer, whether or not made exclusively at Employer’s premises and whether or not created exclusively with Employer’s computers or other equipment, shall be the sole and complete property of Employer and that all copyrights and other proprietary interest therein shall belong to Employer and that all other provisions of this Agreement shall fully apply to all such developments and works. Employee further agrees that all such developments relating to the business of the employer made and works created by Employee shall be considered “works made for hire” pursuant to the U.S. Federal Copyright Act of 1976, as amended. Upon request of the Company, during and after Employees employment by the Company, Employee shall execute patent and copyright applications and any other instruments, deemed necessary by the Company for the prosecution of such patent applications or the acquisition of letters patent or registration of copyrights in the United States and foreign countries based on any such developments made or works created by Employee for such items as are related to the business of the employer.
     11. Injunctive Relief. Employee acknowledges that disclosure of any Trade Secrets or disclosure of any Confidential Information or any breach of any noncompetitive covenants or agreements contained herein will irreparably injure Employer or customers of Employer, and that damages will be insufficient to compensate Employer. Accordingly, Employer or, where appropriate, a customer of Employer, may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available. The Employee further acknowledges and agrees that covenants contained herein are necessary for the protection of Employer’s legitimate business interests and are reasonable in scope and content.
     12. Miscellaneous.
          12.1 This Agreement shall inure to the benefit of and be binding upon, Employer and its subsidiaries and affiliates, together with their successors and assigns, and Employee, together with Employee’s executor, administrator, personal representative, heirs and legatees.
          12.2 This Agreement shall constitute the entire contract between the parties and supersedes all existing agreements between them, whether oral or written, with respect to the subject matter hereof. No change, modification or amendment of this Agreement shall be of any effect unless in writing signed by the Employee and the President of Global Employment Solutions.
          12.3 The failure of Employer to terminate this Agreement for the breach of any condition or covenant herein by the Employee shall not affect Employer’s right to terminate for subsequent breaches of the same or other conditions or covenants. The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provision or the right of the party thereafter to enforce each and every such provision.

/s/ Howard Brill

          12.4 Should any provision or portion of any provision of this Agreement not be enforceable in any jurisdiction, the remainder of the Agreement shall not be affected thereby.
     13. Arbitration Provision. Subject to the exceptions set forth below, Employee agrees that any and all claims or disputes that Employee has with the Company, or any of its employees, which arise out of Employee’s employment or under the terms thereof, shall be resolved through final and binding arbitration, as specified herein. This shall include, without limitation, disputes relating to this Agreement, Employee’s employment by the Employer or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment act, the Americans with Disabilities Act, the Employee Retirement Income Securities Act, the Racketeer Influenced and Corrupt Organizations Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Employee’s employment with the Company or its termination. The only claims or disputes not covered by this paragraph are disputes related to (i) claims for benefits under the unemployment insurance or workers’ compensation laws, and (ii) issues affecting the validity, infringement or enforceability of any trade secret or patent rights held or sought by the Company or which the Company could otherwise seek; in both of the foregoing cases such claims or disputes shall not be subject to arbitration and will be resolved pursuant to applicable law. Binding arbitration will be conducted in Lakewood, Colorado in accordance with the rules and regulations of the American Arbitration Association (AAA), by an arbitrator selected from the AAA Commercial Disputes Panel with a minimum of five years experience in employment law. If, at the time the dispute in question arose, Employee lives and works more than one hundred (100) miles from Lakewood, Colorado, then Employee has the option of requesting the arbitration take place in the county in which the Company has an office that is nearest to Employee’s home. Employee understands and agrees that the arbitration shall be instead of any jury trial and that the arbitrator’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.
     14. Applicable Law. This Agreement, shall be construed in accordance with the Laws of the State of Colorado without regard to its conflicts of law provisions.

/s/ Howard Brill

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the 4th day of April, 2001.

Employee:		Global Employment Solutions

By:	/s/ Robert H. Larkin	By:	/s/ Howard Brill

	ROBERT H. LARKIN		Howard Brill

Social Security Number:

Current Address:

Exhibit A
Prohibited Industry Businesses
ADMINISTAFF
OUTSOURCE INTERNATIONAL
TEAM MUCHO
KELLY SERVICES
SPHERION
HR LOGIC
ADP TOTAL SOURCE

/s/ Howard Brill